UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2007

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into a Material Agreement.

OraSure Technologies, Inc. (the “Company”) and SSL International plc (“SSL”) are parties to a Distribution Agreement, dated as of June 1, 2005 (the “Original Distribution Agreement”), pursuant to which the Company supplies to SSL, and SSL distributes in certain foreign countries, an over-the-counter product for the cryosurgical removal of common and plantar warts.

On April 3, 2007, the Company and SSL entered into Amendment No. 1 to Distribution Agreement, dated as of January 1, 2007 (“Amendment No.1”), for the purpose of amending the Original Distribution Agreement to, among other things, establish a process for modifying the terms of the Original Distribution Agreement for years beyond 2007. The Company and SSL executed a letter agreement (the “Letter Agreement”) in order to extend the deadline for completing negotiations on such modifications to the Distribution Agreement from September 30, 2007 to November 30, 2007. A copy of the Letter Agreement is attached as Exhibit 10 to this Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10	Letter Agreement, dated September 24, 2007, between OraSure Technologies, Inc. and SSL International plc.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: September 28, 2007	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description
10	Letter Agreement, dated September 24, 2007, between OraSure Technologies, Inc. and SSL International plc.